EXHIBIT (h)(9)

                                    EXHIBIT A
                                    ---------

       THIS EXHIBIT A, amended and restated as of _________, 2009 for the addition of YieldQuest Core Bond Fund and YieldQuest Core Tax Exempt Bond Fund, is the Exhibit A to that certain Transfer Agency Services Agreement dated as of July 8, 2008 between PNC Global Investment Servicing (U.S.) Inc. and YieldQuest Funds Trust, as amended from time to time.

                                   PORTFOLIOS
                                   ----------

                           YieldQuest Core Equity Fund

                        YieldQuest Total Return Bond Fund

                         YieldQuest Tax-Exempt Bond Fund

                         YieldQuest Flexible Income Fund

                        YieldQuest Low Duration Bond Fund

                  YieldQuest Low Duration Tax-Exempt Bond Fund

                            YieldQuest Core Bond Fund

                      YieldQuest Core Tax-Exempt Bond Fund

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:    ____________________

Name:  ____________________

Title: ____________________

YIELDQUEST FUNDS TRUST

By:    ____________________

Name:  ____________________

Title: ____________________